Exhibit 24
                        POWERS OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Premark International, Inc., a Delaware corporation, (the "Corporation"), hereby constitute and appoint John M. Costigan, L. John Fletcher and Gregory J. Mancuso, and each of them, true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K of the Corporation for its fiscal year ended December 26, 1998, and any and all amendments thereto, and to file or cause to be filed the same, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and substitutes, and each of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand and seal this 3rd day of March, 1999.




                                    James M. Ringler




                                    Harry W. Bowman




                                    Gary P. Coughlan



                                    Ruth M. Davis



                                    Lloyd C. Elam



                                    W. James Farrell



                                    Richard S. Friedland



                                    John B. McKinnon



                                    David R. Parker


                                    Janice D. Stoney